Exhibit 10.1

March 13, 2013

Richard Brudnick

Vice President, Co-Head Business Development/M&A

Biogen Idec MA Inc.

14 Cambridge Center

Cambridge, MA 02142

M Tonesan Naa-Lamle Amissah

Biogen Idec International Holding Ltd.

Appleby (Bermuda) Ltd.

Canon’s Court, 22 Victoria Street

Hamilton HM 12

Bermuda

Dear Richard,

Isis and Biogen Idec are parties to the Development, Option and License Agreement dated January 3, 2012 (the “SMA Agreement”) and wish to specify the payment schedule for the $18 million Initiation of the CS3 Study Pre-Licensing Milestone Event under the SMA Agreement.

As such, Isis and Biogen Idec agree the $18 million payment for the Initiation of the CS3 Study Pre-Licensing Milestone Event under the SMA Agreement is due as follows and payable within 45 days of receipt of invoice following the applicable event:

a.              $3.5 million will be due upon the dosing of the first patient in the first cohort of the ISIS 396443-CS3A Study to Assess the Safety, Tolerability, and Pharmacokinetics of Multiple Doses of ISIS 396443 Delivered Intrathecally to Patients with Infantile-Onset Spinal Muscular Atrophy) (the “CS3A Study”);

b.              $2.0 million will be due upon the dosing of the first patient in the second cohort of the CS3A Study;

c.               $1.5 million will be due upon the dosing of the eighth patient in the second cohort of the CS3A Study; and

d.              $11 million will be due upon the dosing of the first patient in the Infantile-Onset Spinal Muscular Atrophy Registration Study (CS3B).

Except as set forth above, any other provisions of the SMA Agreement will remain in full force and effect.  Capitalized terms used but not defined herein will have the meaning ascribed to such terms in the SMA Agreement.

This letter agreement may be signed in counterparts, each of which will be deemed an original. Facsimile signatures and signatures transmitted via electronic mail in PDF format will be treated as original signatures.

IN WITNESS WHEREOF, Isis and Biogen Idec have caused this letter agreement to be executed by their representatives as of the date hereof.

BIOGEN IDEC INTERNATIONAL HOLDING LTD

/s/ M. Tonesan N. Amissah
M. Tonesan N. Amissah

Director, Biogen Idec International Holding Ltd.

ISIS PHARMACEUTICALS, INC.

/s/ B. Lynne Parshall
/s/ B. Lynne Parshall
Chief Operating Officer